UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2010

SYNCHRONOSS TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52049	06-1594540
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

750 Route 202 South, Suite 600, Bridgewater, New Jersey		08807
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(866) 620-3940

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 19, 2010, Synchronoss Technologies, Inc. ("Synchronoss") completed its previously announced acquisition of FusionOne, Inc. ("FusionOne") pursuant to the terms of the Agreement and Plan of Merger dated as of July 6, 2010 (the "Merger Agreement") by and among Synchronoss, FusionOne, Echo Merger Sub, Inc., a wholly owned subsidiary of Synchronoss ("Merger Sub"), and a representative of the stockholders of FusionOne. Pursuant to the terms of the Merger Agreement: (a) Merger Sub was merged with and into FusionOne (the "Merger"), with FusionOne continuing as the surviving corporation and as a wholly owned subsidiary of Synchronoss; and (b) Synchronoss: (i) acquired all of the outstanding securities of FusionOne; (ii) made an initial payment totaling approximately $40 million, comprised of approximately $32 million in cash and approximately $8 million in stock; and (iii) potentially will make payments totaling up to $35 million in cash and stock based on achievement of certain financial targets for the period from July 1, 2010 through December 31, 2011.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

July 20, 2010	By:	/s/ Stephen G. Waldis

Name: Stephen G. Waldis
Title: Chief Executive Officer